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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
NATCO Group Inc.

We consent to the use of our report dated March 5, 1999, related to the consolidated financial statements of NATCO Group Inc. as of March 31, 1998 and December 31, 1998, and for each of the years in the two year period ended March 31, 1998, and the nine month period ended December 31, 1998, included herein, and the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG LLP

Houston, Texas
December 10, 1999